Exhibit 10.1


           ----------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                                      Among


                              ROHM AND HAAS COMPANY

                           GERSHWIN ACQUISITION CORP.

                                       and

                           MORTON INTERNATIONAL, INC.



                          Dated as of January 31, 1999





           ----------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I       THE OFFER...................................................1
    SECTION 1.1     The Offer...............................................1
    SECTION 1.2     Company Action..........................................3

ARTICLE II      THE MERGER..................................................4
    SECTION 2.1     The Merger..............................................4
    SECTION 2.2     Effective Time..........................................4
    SECTION 2.3     Effects of the Merger...................................4
    SECTION 2.4     Articles of Incorporation; By-Laws......................4
    SECTION 2.5     Directors and Officers..................................5
    SECTION 2.6     Conversion of Securities................................5
    SECTION 2.7     Treatment of Options; Stock Plans.......................6
    SECTION 2.8     Surrender of Shares; Stock Transfer Books...............8
    SECTION 2.9     Distributions with Respect to Unexchanged Shares.......10
    SECTION 2.10    No Further Ownership Rights in Company Common Stock....10
    SECTION 2.11    Fractional Shares......................................10
    SECTION 2.12    Lost Certificates......................................10
    SECTION 2.13    Withholding Rights.....................................11
    SECTION 2.14    Alternative Merger Consideration.......................11

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............12
    SECTION 3.1     Organization and Qualification.........................12
    SECTION 3.2     Articles of Incorporation and By-Laws..................12
    SECTION 3.3     Capitalization.........................................13
    SECTION 3.4     Authority Relative to This Agreement...................14
    SECTION 3.5     No Conflict; Required Filings and Consents.............15
    SECTION 3.6     Compliance; Permits....................................16
    SECTION 3.7     SEC Filings; Financial Statements......................17
    SECTION 3.8     Absence of Certain Changes or Events...................17
    SECTION 3.9     Absence of Litigation..................................18
    SECTION 3.10    Employee Benefit Plans.................................18
    SECTION 3.11    Tax Matters............................................20
    SECTION 3.12    Offer Documents; Proxy Statement.......................21
    SECTION 3.13    Environmental Matters..................................22
    SECTION 3.14    Year 2000..............................................24
    SECTION 3.15    Intellectual Property..................................24
    SECTION 3.16    Contracts..............................................25

    SECTION 3.17    Opinion of Company Financial Adviser....................25
    SECTION 3.18    Brokers.................................................25

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER......26

    SECTION 4.1     Organization and Qualification..........................26
    SECTION 4.2     Certificate of Incorporation and By-Laws................26
    SECTION 4.3     Capitalization..........................................26
    SECTION 4.4     Authority Relative to This Agreement....................28
    SECTION 4.5     No Conflict; Required Filings and Consents..............29
    SECTION 4.6     SEC Filings; Financial Statements.......................30
    SECTION 4.7     Absence of Certain Changes or Events....................30
    SECTION 4.8     Offer Documents; Proxy Statement........................31
    SECTION 4.9     Brokers.................................................31
    SECTION 4.10    Operations of Purchaser.................................32
    SECTION 4.11    Opinion of Parent Financial Adviser.....................32
    SECTION 4.12    Funds...................................................32
    SECTION 4.13    Compliance; Permits.....................................32
    SECTION 4.14    Absence of Litigation...................................32
    SECTION 4.15    Employee Benefit Plans..................................33
    SECTION 4.16    Environmental Matters...................................34
    SECTION 4.17    Contracts...............................................35

ARTICLE V        CONDUCT OF BUSINESS PENDING THE MERGER.....................36
    SECTION 5.1     Conduct of Business of the Company Pending the Merger...36
    SECTION 5.2     Conduct of Business of Parent Pending the Merger........38
    SECTION 5.3     Coordination of Dividends...............................39

ARTICLE VI       ADDITIONAL AGREEMENTS......................................40
    SECTION 6.1     Meetings................................................40
    SECTION 6.2     Proxy Statement; Registration Statement.................41
    SECTION 6.3     Company Board Representation; Section 14(f).............41
    SECTION 6.4     Confidentiality.........................................42
    SECTION 6.5     No Solicitation of Transactions.........................43
    SECTION 6.6     Employee Benefits Matters...............................44
    SECTION 6.7     Directors' and Officers' Indemnification and Insurance..45
    SECTION 6.8     Notification of Certain Matters.........................46
    SECTION 6.9     Further Action; Reasonable Best Efforts.................47
    SECTION 6.10    Public Announcements....................................48

    SECTION 6.11    Affiliates..............................................48
    SECTION 6.12    Stock Exchange Listing..................................48
    SECTION 6.13    Accountants' Letters....................................48
    SECTION 6.14    Parent Board of Directors...............................49
    SECTION 6.15    Alternative Transaction Structure.......................49
    SECTION 6.16    Delivery of List of Company Plans.......................49

ARTICLE VII      CONDITIONS OF MERGER.......................................50
    SECTION 7.1     Conditions to Obligation of Each Party to
                      Effect the Merger.....................................50
    SECTION 7.2     Additional Conditions to Obligation of Parent
                      and Purchaser to Effect the Merger....................51
    SECTION 7.3     Additional Conditions to Obligation of the
                      Company to Effect the Merger.. .......................51

ARTICLE VIII     TERMINATION, AMENDMENT AND WAIVER..... ....................52

    SECTION 8.1    Termination..............................................52
    SECTION 8.2    Effect of Termination....................................54
    SECTION 8.3    Fees and Expenses........................................54
    SECTION 8.4    Amendment................................................56
    SECTION 8.5    Waiver...................................................56

ARTICLE IX       GENERAL PROVISIONS.........................................56
    SECTION 9.1    Non-Survival of Representations, Warranties
                     and Agreements.........................................56
    SECTION 9.2    Notices..................................................56
    SECTION 9.3    Certain Definitions......................................57
    SECTION 9.4    Severability.............................................58
    SECTION 9.5    Entire Agreement; Assignment.............................59
    SECTION 9.6    Parties in Interest......................................59
    SECTION 9.7    Governing Law; Submission to Jurisdiction................59
    SECTION 9.8    Headings.................................................59
    SECTION 9.9    Counterparts.............................................59

Annex A        -    Offer Conditions

Exhibit 2.4    -    Form of Articles of Incorporation of the
                      Surviving Corporation
Exhibit 6.11   -    Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1999 (the "Agreement"), among ROHM AND HAAS COMPANY, a Delaware corporation ("Parent"), GERSHWIN ACQUISITION CORP., an Indiana corporation and a wholly owned subsidiary of Parent ("Purchaser"), and MORTON INTERNATIONAL, INC., an Indiana corporation (the "Company").

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the shareholders of the Company for the Company to enter into this Agreement with Parent and Purchaser, providing for the offer (the "Offer") by Purchaser to purchase up to 80,916,766 shares of Company Common Stock (as defined in Section 1.1) and associated Rights (as defined in Section 1.1) pursuant to the Offer (as defined in Section 1.1), as described herein, and the merger (the "Merger") of Purchaser with the Company in accordance with the Business Corporation Law of the State of Indiana ("BCL"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of Parent has approved the Offer and the Merger of Purchaser with the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the Board of Directors of Purchaser has approved the Offer and the Merger of Purchaser with the Company in accordance with the BCL, in each case, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER


     Section 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and subject to the satisfaction of the conditions set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall, as soon as reasonably practicable after the date hereof (and in any event within five business days from the date of public announcement of the execution hereof), commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash up to 80,916,766 of the issued and outstanding shares of Common Stock, par value $1.00 per share ("Company Common Stock"), of the Company and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 24, 1997, between the Company and First Chicago Trust Company of New York (the "Rights Agreement") at a price of $37.125 per share of Company Common Stock, net to the seller in cash. The obligation of Purchaser to accept for payment shares of Company Common Stock tendered pursuant to the Offer shall be subject only to the satisfaction or waiver by Purchaser of the Offer Conditions. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer; provided that, unless previously approved by the Company in writing, no change may be made which changes the Minimum Condition or decreases the price per share of Company Common Stock payable in the Offer, changes the form of consideration payable in the Offer, increases or reduces the maximum number (80,916,766 Shares) of shares of Company Common Stock to be purchased in the Offer (the "Maximum Offer Number"), amends the Offer Conditions or imposes conditions to the Offer in addition to the Offer Conditions, or makes other changes to the terms or conditions to the Offer that are adverse to the holders of Company Common Stock. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will accept for payment and pay for shares of Company Common Stock as soon as it is permitted to do so under applicable law. The Offer shall initially be scheduled to expire 20 business days following the commencement thereof, provided that, unless this Agreement has been terminated pursuant to Section 8.1 and subject to Section 1.1(b), Purchaser shall extend the Offer from time to time in the event that, at a then-scheduled expiration date, all of the Offer Conditions have not been satisfied or waived as permitted pursuant to this Agreement, each such extension not to exceed (unless otherwise consented to in writing by the Company) the lesser of 10 additional business days or such fewer number of days that Purchaser reasonably believes are necessary to cause the Offer Conditions to be satisfied. It is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or Parent constituting a breach of this Agreement). Except as provided in Section 1.1(b) or 1.1(d), Purchaser shall not terminate the Offer without purchasing shares of Company Common Stock pursuant to the Offer.

     (b) If, on April 2, 1999 (subject to extension pursuant to the proviso to this sentence, the "Final Expiration Date"), Purchaser has not consummated the Offer in accordance with its terms, Purchaser shall thereupon terminate the Offer without the acceptance of any Shares previously tendered and the parties shall, upon the terms and conditions hereof, seek to consummate the Merger; provided, however, that the Final Expiration Date may be further extended by Parent, but in no event beyond April 17, 1999, if Parent reasonably believes that the required regulatory approvals pursuant to the HSR Act (as defined in Section 3.5(b)) and the notification of and approval by the European Commission under the EU Council Regulation 4064/89, as amended (the "EU Approval"), will be obtained during such extended period. If, at the Final Expiration Date, all Offer Conditions have not been satisfied, Purchaser shall, unless Parent and the Company otherwise agree, terminate the Offer, and the parties shall, subject to the terms and conditions hereof, seek to consummate the Merger.

     (c) As soon as reasonably practicable on the date the Offer is commenced, Purchaser shall file a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the Securities and Exchange Commission (the "SEC"). The Schedule 14D-1 shall contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Offer

Documents and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. Parent and Purchaser agree that the Company and its counsel shall be given an opportunity to review the Schedule 14D-1 before it is filed with the SEC. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws.

     (d) In the event that this Agreement has been terminated pursuant to
Section 8.1, Purchaser shall, and Parent shall cause Purchaser to, promptly terminate the Offer without accepting any shares of Company Common Stock for payment. Parent will provide the Company with a copy of any comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly following receipt thereof.

     Section 1.2 Company Action. (a) The Company shall use its reasonable best efforts to cause Goldman, Sachs & Co. (the "COMPANY FINANCIAL ADVISER") to permit the inclusion of the fairness opinion referred to in Section 3.17 (or a reference thereto) in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.12 and a reference to such opinion in the Offer Documents. Except to the extent otherwise required by the fiduciary duties of the Board of Directors of the Company under applicable law, the Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in Section 3.4.

     (b) The Company shall file with the SEC, contemporaneously with the commencement of the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the
Schedule 14D-9 to the shareholders of the Company. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws.

     (c) In connection with the Offer, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of shares of Company Common Stock, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of shareholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of shares of Company Common Stock. Subject to the requirements of applicable law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Purchaser and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.


                                   ARTICLE II

                                   THE MERGER


     SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the BCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, any direct or indirect wholly owned subsidiary of Parent other than Purchaser may be merged with and into the Company instead of the Purchaser (provided that such election shall not delay the consummation of the Merger or adversely affect the benefits of the Merger to the Company and its shareholders). As a condition of such an election, the parties (and such additional subsidiary) shall execute an appropriate amendment to this Agreement in order to reflect such election.

     SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Indiana, in such form as required by and executed in accordance with the relevant provisions of the BCL (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Indiana (or such later time as is specified in the Articles of Merger as agreed between Parent and the Company) being the "Effective Time").

     SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the BCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.4 Articles of Incorporation; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit 2.4 hereto and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the BCL.

     (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of Purchaser shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by law.

     SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

     SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

               (a) Subject to Section 2.14, if Purchaser shall have purchased, pursuant to the Offer, the Maximum Offer Number of shares of Company Common Stock, each share of Company Common Stock (each, a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(c)) shall be cancelled, extinguished and converted into the right to receive a number (rounded to the nearest one-millionth of a share) of fully paid and nonassessable shares of common stock, par value $2.50 per share ("Parent Common Stock"), of Parent equal to the Exchange Ratio (as defined below).

               (b) Subject to Section 2.14, if the Offer is terminated pursuant to Section 1.1(b) or if Purchaser shall have purchased, pursuant to the Offer, less than the Maximum Offer Number of shares of Company Common Stock (the number of Shares so paid for and purchased in the Offer being referred to herein as the "Purchased Share Number"), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(c)) shall be cancelled, extinguished and converted into the right to receive, (i) cash, in an amount equal to the product of Cash Proration Factor One (as defined below) multiplied by $37.125 and
          (ii) a number (rounded to the nearest one-millionth of a share) of fully paid and non-assessable shares of Parent Common Stock equal to the product of (x) 1 minus Cash Proration Factor One multiplied by (y) the Exchange Ratio.

               (c) Each Share held in the treasury of the Company and each Share owned by Parent or Purchaser, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (d) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common stock of the Surviving Corporation.

               (e) If prior to the Effective Time, Parent or the Company, as the case may be, should (in the case of the Company, after obtaining the consent required by Section 5.1 hereof) split, combine or otherwise reclassify the Parent Common Stock or the Company Common Stock, or pay (or set a record date that is prior to the Effective Time with respect to) a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, or otherwise change the Parent Common Stock or Company Common Stock into any other securities, or make any other such stock dividend or distribution with respect to the Parent Common Stock or the Company Common Stock in capital stock of Parent or the Company or of their respective subsidiaries in respect of the Parent Common Stock or the Company Common Stock, respectively, then the Merger Consideration and the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

     For purposes of this Agreement, "Exchange Ratio" is equal to the number (rounded to the nearest one-millionth) obtained by dividing $37.125 by the Parent Common Stock Price (as defined below); provided that the Exchange Ratio shall not be less than 1.088710 or greater than 1.330645. The "Parent Common Stock Price" is equal to the average per share closing price of the Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Tape for the twenty trading-day period ending on the second trading day prior to the Effective Time. "Cash Proration Factor One" shall be a fraction, of which (A) the numerator is equal to (x) the Maximum Offer Number minus (y) the Purchased Share Number, if any, and (B) the denominator is equal to the number of Shares issued and outstanding immediately prior to the Effective Time (excluding Shares to be cancelled pursuant to Section 2.6(c)) (the "Final Outstanding Number"). The consideration provided for in Sections 2.6(a) and (b), together with the consideration provided for in Section 2.11, is referred to herein as the "Merger Consideration;" provided, that if the Cash Alternative Structure (as defined in Section 6.15) is required to be effected, the term "Merger Consideration" shall instead refer to the consideration provided for in Section 2.14, together with the consideration provided for in Section 2.11. At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist (in the case of the Shares to be cancelled pursuant to Section 2.6(c), without the payment of any consideration therefor), and each certificate (a "Certificate") formerly representing any of such Shares, other than the Shares to be cancelled pursuant to Section 2.6(c), shall thereafter represent only the right to receive the Merger Consideration and the right to receive any distribution or dividends pursuant to Section 2.9.

          SECTION 2.7 Treatment of Options; Stock Plans. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (a) adjust the terms of all outstanding employee or director stock options to purchase shares of Company Common Stock and any related stock appreciation rights ("Company Stock Options") granted under any stock option or stock purchase plan, program or arrangement of the Company and its subsidiaries, including without limitation, the 1989 Incentive Plan and the 1997 Incentive Plan (collectively, the "Stock Plans"), to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall (except to the extent that Parent and the holder of a Company Stock Option otherwise agree prior to the Effective Time): (i) if such Company Stock Option is or becomes exercisable before the Merger or as a consequence of the transactions contemplated by this Agreement and the holder of such Company Stock Option shall have elected by written notice to Parent prior to the date 10 business days prior to the Effective Time to receive the payment contemplated by this clause (i), be cancelled in exchange for a payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of
          (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of $37.125 over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time; provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act any such amount to be paid shall be paid as soon as practicable after the first date payment can be made without liability for such person under Section 16(b) of the Exchange Act; or
          (ii) with respect to any Company Stock Option not cancelled pursuant to clause (i) above, be deemed to constitute an option to acquire, on the same terms and conditions (including, if any, related stock appreciation rights and limited stock appreciation rights) as were applicable under such Company Stock Option, the number of shares of Parent Common Stock equal to the product of (1) the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option and (2) the Exchange Ratio, at a price per share equal to (1) the exercise price per share for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by
          (2) the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Sections 422 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under any of Sections 422-424 of the Code ("qualified stock options"), Parent shall cause the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option to be determined in a good faith effort to comply with Section 424(a) of the Code and provided, further, that if such Company Stock Option had associated with it a stock appreciation right and/or limited stock appreciation right, the number and kind of shares subject to such right and the exercise price thereof shall be adjusted in the same manner as provided above for such Company Stock Option, and the terms and conditions thereof shall otherwise remain the same as they were immediately before the Effective Time;

                   (b) except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time, and the Company shall ensure that following the

          Effective Time no holder of a Company Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation; and

                    (c) with respect to the Company Stock Options not cancelled pursuant to clause (a)(i) above, Parent shall, as of the Effective Time, reserve for issuance a number of shares of Parent Common Stock equal to the number of shares which may become issuable upon exercise of such Company Stock Options, such number not to be reduced except to the extent such options or related stock appreciation rights are exercised, cancelled or terminated pursuant to their terms. Upon the Effective Time or as soon as reasonably practicable thereafter, Parent shall file with the SEC a Registration Statement or Registration Statements on Form S-8 covering all shares of Parent Common Stock to be issued pursuant to the Company Stock Options and shall cause such Registration Statement to remain effective so long as Parent continues to have a registration statement on Form S-8 outstanding for other Parent Stock Options.

          SECTION 2.8 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company, reasonably satisfactory to the Company, to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant hereto. Promptly following the Effective Time, Parent or Purchaser will deposit with the Exchange Agent certificates representing Parent Common Stock and cash sufficient to make all payments pursuant to Section 2.6(a), 2.6(b) or 2.14 and
Section 2.11, and when and as needed, Parent or Purchaser will deposit with the Exchange Agent cash sufficient to make all payments pursuant to Section 2.9. Any such cash shall be invested by the Exchange Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder (other than the Purchaser), as of the Effective Time, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration in respect thereof. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock and the amount of cash, if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement, and such Certificate or Certificates shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on cash payable as Merger Consideration, whether in lieu of fractional shares or otherwise, or cash payable pursuant to Section 2.9, upon the surrender of the Certificates. If any certificate for Parent Common Stock is to be issued in, or if cash is to be remitted to, a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the issuance of certificates for such Parent Common Stock to a person other than the person in whose name the surrendered Certificate is registered, or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash Merger Consideration, if any, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.9, may be issued with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence any applicable stock transfer taxes have been paid.

          (c) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect to any cash portion thereof) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration and any dividends or distributions with respect to the Parent Common Stock payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. None of Parent, Purchaser, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

          SECTION 2.9 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.11 until such holder shall surrender such Certificate in accordance with Section 2.8. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.11 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

           SECTION 2.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.11) shall be deemed to have been issued (and paid) in full satisfaction of all rights represented by such Certificates.

          SECTION 2.11 Fractional Shares. (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average closing price of the Parent Common Stock on the NYSE Composite Transactions Tape for the five trading days immediately prior to the Effective Time.

          SECTION 2.12 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

          SECTION 2.13 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

          SECTION 2.14 Alternative Merger Consideration. In the event that the Cash Alternative Structure is required to be effected, then notwithstanding anything to the contrary provided for in Section 2.6(a) or (b), at the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of Parent Common Stock or Company Common Stock, each Share issued and outstanding immediately prior to the Effective Time (other than Shares canceled pursuant to Section 2.6(c)) shall be cancelled, extinguished and converted into the right to receive:

          (a) If Purchaser shall have purchased, pursuant to the Offer, the Maximum Offer Number, (i) cash, in an amount equal to the product of (x) Cash Proration Factor Two (as defined below), multiplied by (y) the product of the Exchange Ratio and the Adjusted Parent Common Stock Price (as defined below); and (ii) a number (rounded to the nearest ten-thousandth of a share) of fully paid and non-assessable shares of Parent Common Stock equal to the product of
(x) the Exchange Ratio multiplied by (y) one minus Cash Proration Factor Two.

          (b) If the Offer is terminated pursuant to Section 1.1(b) or if the Purchased Share Number is less than the Maximum Offer Number, (i) cash, in an amount equal to the sum of (x) the product of Cash Proration Factor One, multiplied by $37.125 plus (y) the product of (A) Cash Proration Factor Two minus Cash Proration Factor One, multiplied by (B) the product of the Exchange Ratio and the Adjusted Parent Common Stock Price and (ii) a number (rounded to the nearest ten-thousandth of a share) of fully paid and non-assessable shares of Parent Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y) one minus Cash Proration Factor Two.

          For purposes of this Section 2.14, "Cash Proration Factor Two" shall be a fraction, of which (A) the numerator is equal to (x) the Final Outstanding Number minus (y) the Maximum Share-for-Share Number and (B) the denominator of which is equal to the Final Outstanding Number. The "Maximum Share-for-Share Number" shall be equal to (A) the maximum number of shares of Parent Common Stock that may be issued by Parent in the Merger without a vote of its stockholders pursuant to the DGCL, the applicable rules of the NYSE or otherwise (taking into account all shares of Parent Common Stock then outstanding or reserved for issuance in connection with any securities, options or rights convertible into, exchangeable or exercisable for Parent Common Stock (including, without limitation, Company Stock Options not cancelled pursuant to Section 2.7(a)(i) of this Agreement)), divided by (B) the Exchange Ratio. The "Adjusted Parent Common Stock Price" is equal to the average per share closing price of the Parent Common Stock on the NYSE Composite Transactions Tape for the five trading-day period ending on the second trading day prior to the Effective Time.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


          The Company hereby represents and warrants to Parent and Purchaser that, except as set forth in the disclosure schedule delivered by the Company to Purchaser (the "Company Disclosure Schedule") at or prior to the date of execution of this Agreement where the relevance of such disclosure to the applicable representation and warranty is reasonably evident from the nature of the disclosure:

          SECTION 3.1 Organization and Qualification. Each of the Company and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where such failures to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) or prevent or materially delay the consummation of the Offer or the Merger. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and when used in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

          SECTION 3.2 Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Restated Articles of Incorporation of the Company (the "Articles of Incorporation") and the By-Laws of the Company as currently in effect. No other similar organizational documents are applicable to or binding upon the Company. The Company is not in violation in any material respect of any of the provisions of its Articles of Incorporation or By-Laws.

          SECTION 3.3 Capitalization. (a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). As of January 29, 1999, (i) 120,771,293 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 19,346,205 shares of Company Common Stock were held in the treasury of the Company and (iii) an aggregate of 7,626,428 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans (as defined in Section 3.10). Since January 29, 1999, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Company Stock Options outstanding as of January 29, 1999. No shares of Company Preferred Stock are issued and outstanding. Except
(i) as set forth above, (ii) as a result of the exercise of Company Stock Options outstanding as of January 29, 1999, (iii) with respect to no more than 50,000 options granted to Company employees since January 29, 1999 and prior to the Effective Time consistent with past practice and (iv) Rights issued pursuant to the Rights Plan, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than the Company Plans, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or outstanding material obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any subsidiary. There are no other options, calls, warrants or other similar rights (other than Rights issued pursuant to the Rights Plan), agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights and registration rights. There are no outstanding contractual obligations of the Company or any of its subsidiaries to provide funds in any material amount to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

          (b) Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for such failures to own such shares free and clear as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Parent prior to the date hereof a chart of the subsidiaries of the Company which evidences, among other things, the percentage of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries as of the date hereof. No entity in which the Company owns less than a 50% interest and which is not disclosed in such chart, is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries, taken as a whole.

          (c) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which holders of capital stock of the Company may vote ("Company Voting Debt") are issued and outstanding.

          (d) There are no voting trusts, proxies or other agreements or commitments of any character to which the Company or any of its "significant subsidiaries" (as defined in Regulation S-X) is a party or by which the Company or any of its significant subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its significant subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its significant subsidiaries under the Securities Act.

          SECTION 3.4 Authority Relative To This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of all votes entitled to be cast by the Company Common Stock (the "Company Shareholder Approval") and the filing of appropriate merger documents as required by the
BCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company by resolutions duly adopted by unanimous vote of the directors present at a meeting duly called and held on January 31, 1999 and not subsequently rescinded or modified in any way has duly (A) approved and adopted this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger), (B) determined that this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger) are fair to and in the best interests of the Company and its shareholders, (C) resolved to recommend that the shareholders of the Company accept the Offer, tender their shares of Company Common Stock to Purchaser thereunder and approve this Agreement and the transactions contemplated hereby and (D) taken all other action necessary to render (i) the limitation on business combinations contained in Chapter 42 and Chapter 43 of the BCL (or any similar provision) and

(ii) the supermajority stockholder voting requirements of Article Eighth of the Articles of Incorporation inapplicable to the transactions contemplated hereby, including the Offer and the Merger (it being understood that the Company shall not be deemed to be in breach of clauses (B) or (C) of this sentence if the Board of Directors of the Company shall have withdrawn or modified its recommendation in compliance with the terms and conditions of this Agreement). As a result of the foregoing actions, the only vote required to authorize the Merger is the affirmative vote of the holders of a majority of all votes entitled to be cast by the holders of the Company Common Stock. The Board of Directors of the Company has taken all action necessary to amend the Rights Agreement (subject only to the execution of such amendment by the Rights Agent, which execution the Company shall cause to take place prior to commencement of the Offer) to provide that, (i) so long as this Agreement has not been terminated pursuant to Section 8.1, a Distribution Date (as such term is defined in the Rights Agreement) shall not occur or be deemed to occur, (ii) the Rights shall not separate (to the extent that the Rights Agreement otherwise provides for such separation) or become exercisable, and neither Parent nor Purchaser shall become an Acquiring Person (as such term is defined in the Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the announcement, making or consummation of the Offer, the acquisition of shares of Company Common Stock pursuant to the Offer or the Merger, the consummation of the Merger or any other transactions contemplated by this Agreement and (iii) the Rights shall expire immediately prior to the consummation of the Offer or, if the Offer is not consummated, the Merger. So long as this Agreement has not been terminated pursuant to Section 8.1, no other action is required to prevent the holders of Rights from having any rights under the Rights Agreement as a result of the Offer, the Merger or any other transaction contemplated by this Agreement.


          SECTION 3.5 No Conflict; Required Filings And Consents. (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Company do not and will not: (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i),
(ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger and except with respect to change in control or similar acceleration rights under Company Plans as disclosed in the Company SEC

Reports (as defined in Section 3.7) filed with the SEC and publicly available prior to the date hereof.

          (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Offer or the Merger or the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, rules and regulations of the NYSE, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the BCL and the filing of the Charter Amendment (as defined in Section 4.4) under the DGCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          SECTION 3.6 Compliance; Permits. (a) Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          (b) Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement and except as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental or regulatory authorities, domestic or foreign, which are necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of, and the Company has not received any written notices or to its knowledge, any oral notices, of violations with respect to, any law, ordinance or regulation of any governmental or regulatory authority, domestic or foreign, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since March 11, 1997 (together with any other filings on Form 8-K, collectively, including the exhibits thereto, the "Company SEC Reports"), each of which complied when filed in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim consolidated financial statements are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at June 30, 1998, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred since June 30, 1998 which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any material amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.8 Absence of Certain Changes or Events. Since June 30,
1998, except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the Company and its subsidiaries have in all material respects conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date in the case of clauses (i) and (ii) and from such date through the date of this Agreement, in the case of clauses (iii) through (vii), there has not been: (i) any condition, event or occurrence, other than conditions, events or occurrences which have not had or would not, individually or in the aggregate, have a Material Adverse Effect other than changes or effects due to general economic or industry conditions;
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries, except for such damage, destruction or loss as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) any change by the Company in its accounting methods, principles or practices (except to the extent required by applicable accounting principles and SEC rules and regulations); (iv) any material revaluation by the Company of any of its material assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business); (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the Shares other than the regular quarterly dividend in the amount of $.13 per share; or (vii) any increase (in the case of directors and executive officers of the Company) or any material increase (in the case of other officers, directors and key employees) in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase (in the case of directors and executive officers of the Company) or any material increase (in the case of other officers, directors and key employees) in the compensation payable or to become payable to any present or former directors, officers or key employees of the Company or any of its subsidiaries, except for increases in base compensation and bonuses in the ordinary course of business consistent with past practice.

          SECTION 3.9 Absence of Litigation. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such Claims as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award (collectively, "Orders"), except for such Orders as would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.10 Employee Benefit Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement:

                    (a) For purposes of this Agreement, the term "Company Plans" shall include each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, foreign or domestic, oral or written, legally binding or not, under which any current or former employee or director of the Company or any of its subsidiaries, has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability.

                    (b) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would reasonably be expected to subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
          (c), (m) or (o)), to any excise tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan; and (v) all insurance premiums and contributions required to be paid with respect to any Company Plan as of the Closing Date have been or will be timely paid prior thereto and adequate reserves have been provided for in the Company SEC Reports for any premiums or contributions (or portions thereof) attributable to service on or prior to the Closing Date; provided, however, that any representation or warranty made in
          (i) through (v), above shall, with respect to any Company Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, be limited to the knowledge of the Company.

                    (c) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, there has not been an adverse change in the "amount of unfunded benefit liabilities" (as defined in ERISA Section 4001(a)(18)) since June 30, 1998.

                    (d) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)): (i) none of the Company, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA that has not been satisfied or, to the knowledge of the Company, would be subject to such liability if, as of the Effective Time, the Company, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) to the knowledge of the Company, no multiemployer plan to which the Company, any of its subsidiaries or any member of their Controlled Group has any liabilities or contributes, is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                    (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened,
          (ii) no facts or circumstances exist, to the knowledge of the Company, that could give rise to any such actions, suits or claims and (iii) there is not any matter pending (other than routine qualification determination filings) before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

                    (f) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G and whether or not some other subsequent action or event in addition to the transactions contemplated by this Agreement would be required to trigger such payment, acceleration or provision.

          SECTION 3.11 Tax Matters. (a) Except for such failures to file or pay as would not, individually or in the aggregate, have a Materially Adverse Effect or as disclosed in the Company SEC Reports that are publicly available prior to the date hereof, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it in the manner provided by law and has paid, or provided adequate reserves for the payment of (in accordance with generally accepted accounting principles), all Taxes (including interest and penalties) that are due and payable as of the date hereof. All such Tax Returns were true, correct and complete in all material respects. Except (x) as has been disclosed in Schedule 3.11 of the Company Disclosure Schedule, (y) as would not, individually or in the aggregate, have a Material Adverse Effect or (z) as disclosed in the Company SEC Reports that are publicly available prior to the date hereof: (i) no claim for unpaid Taxes has been proposed in writing against the Company and its subsidiaries or has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) as of the date hereof no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority, no audit or other proceeding by any Tax authority has formally commenced and there is no claim or assessment pending, and, to the knowledge of the Company, no notice has been given to the Company and its subsidiaries that such an audit or other proceeding is pending with respect to any Taxes due from or with respect to the Company and its subsidiaries or any Tax Return filed by or with respect to the Company and its subsidiaries; (iii) the United

States federal income tax returns of the Company and its subsidiaries have been audited or settled or are closed to assessment; (iv) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect and no power of attorney granted by or with respect to the Company and its Subsidiaries relating to Taxes is currently in force; (v) neither the Company nor its subsidiaries is a party to or bound by, and does not have any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person; and (vi) none of the Company nor any of its subsidiaries has been a member of an affiliated group (other than the group to which its is currently a member) filing a consolidated federal income Tax Return. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (b) The Company received a private letter ruling (the "Ruling") from the Internal Revenue Service ("IRS"), dated March 20, 1997 (Reference CC:DOM:CORP:4, PLR-253482-96) as to the United States federal income tax consequences of the Contribution and the Spinoff (each as defined in the Distribution Agreement, dated as of April 30, 1997, between the entity formerly known as Morton International, Inc. ("Old Company") and the Company) and the Ruling has not been revoked. All of the representations and information provided to the IRS with respect to Old Company, the Company or their respective subsidiaries in connection with the Ruling, were correct and complete in all material respects as of the date of the Ruling and, to the knowledge of the Company, as of the date hereof, there has been no breach of such representations or other change in circumstances that would cause the Ruling to be invalid or revoked. No claim has been asserted against Old Company, Autoliv AB, the Company or any of their affiliates with respect to the Contribution and Spinoff which could result in an indemnity obligation of the Company pursuant to the Tax Sharing Agreement dated as of April 30, 1997 by and between Old Company and the Company, or otherwise. At the time of the Contribution and Distribution, there was no plan or intention on the part of the Company to effect transactions that would result in an acquisition of a 50% or greater interest in the voting power or value of the stock of the Company.

          SECTION 3.12 Offer Documents; Proxy Statement. Neither the Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The joint proxy statement to be sent to the shareholders of the Company and the stockholders of Parent in connection with the

Company Shareholders Meeting (as defined in Section 6.1) or the Parent Stockholders Meeting (as defined in Section 6.1), as the case may be (such joint proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company shareholders and Parent stockholders and at the time of the Company Shareholders Meeting or the Parent Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Stockholders Meeting which has become false or misleading. The registration statement on Form S-4 of Parent with respect to the issuance of Parent Common Stock in the Merger (the "Registration Statement") will not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the Schedule 14D-9 or the Proxy Statement or the Registration Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.13 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement: (a) the Company and its subsidiaries have in effect all Environmental Permits (as hereinafter defined) required under applicable Environmental Laws (as hereinafter defined) and necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit. "Environmental Permit" means any permit, license, approval or other authorization under any applicable law, regulation and other requirement of any country, state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases of pollutants, contaminants, hazardous substances, toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) each of the Company and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and (ii) to the knowledge of the Company, each of the Company's former subsidiaries, while subsidiaries of the Company and their respective properties, assets, businesses and operations, were in compliance with all applicable Environmental Laws and Environmental Permits. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to:
(i) emissions, discharges, releases or threatened releases of Hazardous Material (as hereinafter defined) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

          (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) during the period of ownership or operation by the Company and its subsidiaries of any of their respective current or, to the knowledge of the Company, previously-owned properties, there have been no Releases (as hereinafter defined) of Hazardous Material in, on, under or from such properties, or to its knowledge any surrounding site or any off-site location, and (ii) to its knowledge prior to the period of ownership by the Company and its subsidiaries of any of their respective current or previously-owned properties there were no Releases of Hazardous Material in, on, under or affecting any such property, any surrounding site or any off-site location. The term "Hazardous Material" means (1) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by any applicable Environmental Law, including without limitation, the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
Section 7401 et seq., (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) radioactive materials including, without limitation, source byproduct or special nuclear materials and (5) pesticides. "Releases" means spills, leaks, discharges, disposal, pumping, pouring, emissions, injection, emptying, leaching, dumping or allowing to escape.

          (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) the Company and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent, and whether known or unknown) or Environmental Liabilities (as such terms are hereinafter defined) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company and its subsidiaries are responsible, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any subsidiary or their respective predecessors, and (ii) neither the Company nor any of its subsidiaries has received any written notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies and employees) action, lawsuit, claim, proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce, use, or storage of chemical or other hazardous substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any of its subsidiaries. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including attorneys' fees and court costs.

          SECTION 3.14 Year 2000. To the knowledge of the Company, the software, operations, systems and processes (including, to the knowledge of the Company, software, operations, systems and processes obtained from third parties) which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant (as hereinafter defined), except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

          SECTION 3.15 Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement: (a) the Company and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries; and (d) neither the Company nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; proprietary writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

          SECTION 3.16 Contracts. Except for employee benefit plans, contracts disclosed in Section 6.17 of the Company Disclosure Schedule and any contracts filed as an exhibit to any Company SEC Reports ("Filed Contracts"), Section 3.16 of the Company Disclosure Schedule lists all oral or written contracts, agreements, arrangements, guarantees, leases and executory commitments that exist as of the date hereof to which the Company or any of its subsidiaries is a party or by which it is bound which are or would be required to be filed as an exhibit to the Company SEC Reports (the listed contracts and the Filed Contracts, the "Contracts"). All of the Contracts governed by the laws of the United States or any state and, to the knowledge of the Company, all of the Contracts governed by the laws of any foreign jurisdiction, are valid and binding obligations of the Company or such subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company or such subsidiary nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.17 Opinion of Company Financial Adviser. The Company has received the opinion of the Company Financial Adviser, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of Shares, other than Parent and Purchaser, pursuant to the Offer and the Merger, taken as a unitary transaction, is fair to such holders from a financial point of view.

          SECTION 3.18 Brokers. No broker, finder or investment banker (other than the Company Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

          Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that except as set forth in the disclosure schedule delivered by the Parent and Purchaser to the Company at or prior to the date of execution of this Agreement (the "Parent Disclosure Schedule") where the relevance of such disclosure to the applicable representation and warranty is reasonably evident from the nature of the disclosure:

          SECTION 4.1 Organization and Qualification. Each of Parent and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 4.2 Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the Restated Certificate of Incorporation and the By-Laws of Parent and the Articles of Incorporation and By-Laws of the Purchaser, in each case as currently in effect. No other similar organizational documents are applicable to or binding upon Parent or the Purchaser. Neither Parent nor the Purchaser is in violation in any material respect of any of the provisions of its Restated Certificate of Incorporation or By-Laws or Articles of Incorporation or By-Laws, respectively.

          SECTION 4.3 Capitalization. (a) Prior to giving effect to the Charter Amendment, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of January 27, 1999, (i) 167,587,287 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 29,369,853 shares of Parent Common Stock were held in the treasury of Parent, (iii) an aggregate of 3,705,268 shares of Parent Common Stock were reserved (x) for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options issued pursuant to Parent's stock option plans and (y) for issuance under Parent's Non-Qualified Stock Savings Plan and the 1997 Non-Employee Director's Stock Plan and (iv) an aggregate of 3,416,866 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with conversion of the Convertible Preferred Stock (as defined below). Since January 27, 1999, no options to purchase shares of Parent Common Stock have been granted and no shares of Parent Common Stock have been issued except for shares issued pursuant to the exercise of options outstanding as of January 27, 1999. As of the date hereof, 1,457,956 shares of $2.75 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") are issued and outstanding. Except (i) as set forth above, (ii) as a result of options granted after January 27, 1999 to Parent employees from time to time in the ordinary course of business and (iii) as a result of the exercise of options outstanding as of January 27, 1999, there are outstanding (a) no shares of capital stock or other voting securities of Parent, (b) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, (c) no options or other rights to acquire from Parent, and no obligation of Parent to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (d) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (collectively, "Parent Securities"). Upon issuance, the shares of Parent Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive (or similar) rights. Other than Parent stock option plans or benefit plans, programs or arrangements, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no other options, calls, warrants or other similar rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of Parent to which Parent or any of its subsidiaries is a party. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights and registration rights. There are no outstanding contractual obligations of Parent or any of its subsidiaries to provide funds in any material amount to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

          (b) Each of the outstanding shares of capital stock of each of Parent's subsidiaries (including Purchaser) is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another wholly owned subsidiary of Parent and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for such failures to own such shares free and clear as would not, individually or in the aggregate, have a Material Adverse Effect. Parent has delivered to the Company prior to the date hereof a chart of the subsidiaries of Parent which evidences, among other things, the percentage of capital stock or other equity interests owned by Parent, directly or indirectly, in such subsidiaries. No entity in which Parent owns less than a 50% interest and which is not disclosed in such chart, is, individually or when taken together with all such other entities, material to the business of Parent and its subsidiaries, taken as a whole. The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.01 per share, all of which are solely owned by Parent.

          (c) No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which holders of capital stock of Parent may vote are issued and outstanding.

          (d) There are no voting trusts, proxies or other agreements or commitments of any character to which Parent or any of its significant subsidiaries is a party or by which Parent or any of its significant subsidiaries is bound with respect to the voting of any shares of capital stock of Parent or any of its significant subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of Parent or any of its significant subsidiaries under the Securities Act.

          (e) As of the date hereof, Parent and its subsidiaries do not own more than 1,000 shares of Company Common Stock.

          SECTION 3.4 Authority Relative To This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, in the case of Parent where the Cash Alternative Structure is not required to be effected), (i) the issuance of the shares of Parent Common Stock in the Merger pursuant to this Agreement requires the approval of a majority of the votes cast at a meeting at which there is a quorum by the holders of the Parent Common Stock and the Convertible Preferred Stock, voting together and not as separate classes, and (ii) an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 400 million (the "Charter Amendment") requires the approval of the holders of a majority of the outstanding shares of (A) Parent Common Stock, voting as a class, and (B) Parent Common Stock and Convertible Preferred Stock, voting together and not as separate classes (collectively, the "Parent Stockholder Approval"), and, in the case of Purchaser, the filing of appropriate merger documents as required by the
BCL). If the Cash Alternative Structure is required to be effected, no vote of the stockholders of Parent shall be required to authorize this Agreement or to consummate the transactions contemplated hereby, including the issuance of the shares of Parent Common Stock in the Merger pursuant to this Agreement. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, will have adopted a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of shares of Parent Common Stock or options to acquire Parent Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16. The

Board of Directors of Parent by resolutions duly adopted by a unanimous vote of the directors present at a meeting duly called and held and not subsequently rescinded or modified in any way has duly (A) approved and adopted this Agreement and the transactions contemplated hereby (including but not limited to the Offer, the Merger and the Charter Amendment), (B) determined that this Agreement and the transactions contemplated hereby (including but not limited to the Offer, the Merger and the Charter Amendment) are fair to and in the best interests of Parent and (C) resolved to recommend that the stockholders of Parent vote in favor of the matters described in the second preceding sentence. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms.

          SECTION 3.5 No Conflict; Required Filings And Consents. (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Parent and Purchaser do not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of Parent or articles of incorporation or by-laws of Purchaser or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and
(iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

          (b) The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation of the Offer or the Merger or the other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder, rules and regulations of the NYSE, the HSR Act or foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the BCL and the filing of the Charter Amendment under the DGCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          SECTION 4.6 SEC Filings; Financial Statements. (a) Parent and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1997 (together with any other filings on Form 8-K, collectively, including the exhibits thereto, the "Parent SEC Reports"), each of which complied when filed in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited consolidated financial statements of Parent (including any related notes thereto) included in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Parent and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim consolidated financial statements are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

          (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries at December 31, 1997, including the notes thereto, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred since December 31, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Parent has heretofore furnished or made available to the Company a complete and correct copy of any material amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 4.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, Parent and its subsidiaries have in all material respects conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date in the case of clauses (i) and (ii) and from such date through the date of this Agreement, in the case of clauses (iii) through (vi), there has not been: (i) any condition, event or occurrence other than conditions, events or occurrences which have not had or would not, individually or in the aggregate, have a Material Adverse Effect other than changes or effects due to general economic and industry conditions; or (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries except for such damage, destruction or loss as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) any change by Parent in its accounting methods, principles or practices (except as required by applicable accounting principles and SEC rules and regulations);
(iv) any material revaluation by Parent of any of its assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any entry by Parent or any of its subsidiaries into any commitment or transactions material to Parent and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business); or (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Parent Common Stock other than the regular quarterly dividend in the amount of $.18 per share.

          SECTION 4.8 Offer Documents; Proxy Statement. Neither the Offer Documents nor any of the information supplied by Purchaser or Parent for inclusion in the Schedule 14D-9 shall, at the respective times such Offer Documents and Schedule 14D-9 are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company Shareholders and Parent Stockholders and at the time of the Company Shareholders Meeting or the Parent Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Stockholders Meeting which has become false or misleading. The Registration Statement will not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in the Offer Documents, the Proxy Statement or the Registration Statement. The Offer Documents, as amended and supplemented, the Proxy Statement and the Registration Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and the Securities Act and the rules and regulations promulgated thereunder, as applicable.


          SECTION 4.9 Brokers. No broker, finder or investment banker (other than Wasserstein Perella & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

          SECTION 4.10 Operations of Purchaser. Purchaser (and any other wholly owned subsidiary of Parent which may be used to effect the Offer and the Merger pursuant to 2.1) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          SECTION 4.11 Opinion of Parent Financial Adviser. The Parent has received the opinion of Wasserstein Perella & Co., Inc. (the "Parent Financial Adviser"), dated the date of this Agreement, to the effect that, as of such date, the consideration payable pursuant to the Merger Agreement is fair to Parent from a financial point of view.

          SECTION 4.12 Funds. Parent or Purchaser, at the expiration date of the Offer and at the Effective Time, will have the funds necessary to consummate the Offer and the Merger, respectively.

          SECTION 4.13 Compliance; Permits. (a) Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          (b) Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement and except as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental or regulatory authorities, domestic or foreign, which are necessary for the operation of the businesses of Parent and its subsidiaries as presently conducted (the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, the businesses of the Parent and its subsidiaries are not being conducted in violation of, and Parent has not received any written notices or, to its knowledge, any oral notices, of violations with respect to, any law, ordinance or regulation of any governmental or regulatory authority, domestic or foreign, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 4.14 Absence of Litigation. Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, there are no Claims pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such Claims as would not, individually or in the aggregate, have a Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any Orders, except for such Orders as would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.15 Employee Benefit Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this
Agreement:

                    (a) For purposes of this Agreement, the term "Parent Plans" shall include each "employee benefit plan" (within the meaning of section 3(3) of the ERISA), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, foreign or domestic, oral or written, legally binding or not, under which any current or former employee or director of Parent or any of its subsidiaries, has any present or future right to benefits or under which Parent or any of its subsidiaries has any present or future liability.

                    (b) (i) Each Parent Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations; (ii) each Parent Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would reasonably be expected to subject Parent or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
          (c), (m) or (o)), to any excise tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Parent Plan; and (v) all insurance premiums and contributions required to be paid with respect to any Parent Plan as of the Closing Date have been or will be timely paid prior thereto and adequate reserves have been provided for in the Parent SEC Reports for any premiums or contributions (or portions thereof) attributable to service on or prior to the Closing Date; provided, however, that any representation or warranty made in (i) through (v), above shall, with respect to any Parent Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, be limited to the knowledge of Parent.

                    (c) With respect to each of the Parent Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, there has not been an adverse change in the "amount of unfunded benefit liabilities" (as defined in ERISA Section 4001(a)(18)) since June 30, 1998.

                    (d) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)): (i) none of Parent, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA that has not been satisfied or, to the knowledge of Parent, would be subject to such liability if, as of the Effective Time, Parent, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) to the knowledge of Parent, no multiemployer plan to which Parent, any of its subsidiaries or any member of their Controlled Group has any liabilities or contributes, is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                    (e) With respect to any Parent Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Parent, threatened, (ii) no facts or circumstances exist, to the knowledge of Parent, that could give rise to any such actions, suits or claims and (iii) there is not any matter pending (other than routine qualification determination filings) before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

          SECTION 4.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this
Agreement: (a) Parent and its subsidiaries have in effect all Environmental Permits required under applicable Environmental Laws and necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, (i) each of Parent and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and (ii) to the knowledge of Parent, each of Parent's former subsidiaries, while subsidiaries of Parent and their respective properties, assets, businesses and operations, were in compliance with all applicable Environmental Laws and Environmental Permits.

          (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, (i) during the period of ownership or operation by Parent and its subsidiaries of any of their respective current or, to the knowledge of Parent, previously-owned properties, there have been no Releases of Hazardous Material in, on, under or from such properties, or to its knowledge any surrounding site or any off-site location, and (ii) to its knowledge prior to the period of ownership by Parent and its subsidiaries of any of their respective current or previously-owned properties there were no Releases of Hazardous Material in, on, under or affecting any such property, any surrounding site or any off-site location.

          (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, (i) Parent and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent, and whether known or unknown) or Environmental Liabilities (as such terms are hereinafter defined) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which Parent and its subsidiaries are responsible, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of Parent or any subsidiary or their respective predecessors, and (ii) neither Parent nor any of its subsidiaries has received any written notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors.

          SECTION 4.17 Contracts. Except for employee benefit plans, contracts and any contracts filed as an exhibit to any Parent SEC Reports (the "Parent Filed Contracts"), Section 4.17 of the Parent Disclosure Schedule lists all oral or written contracts, agreements, arrangements, guarantees, leases and executory commitments that exist as of the date hereof to which Parent or any of its subsidiaries is a party or by which it is bound which are or would be required to be filed as an exhibit to the Parent SEC Reports (the listed contracts and the filed contracts, the "Contracts"). All of the Contracts governed by the laws of the United States or any state and, to the knowledge of Parent, all of the Contracts governed by the laws of any foreign jurisdiction, are valid and binding obligations of Parent or such subsidiary and, to the knowledge of Parent, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect. Neither Parent or such subsidiary nor, to the knowledge of Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which would not, individually or in the aggregate, have a Material Adverse Effect.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER


          SECTION 5.1 Conduct Of Business Pending The Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld) or except as permitted by this Agreement, the businesses of the Company and its subsidiaries shall be conducted in all material respects only in the ordinary course of business and in substantially the same manner as heretofore conducted; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers and key employees of the Company and its subsidiaries, to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations, in each case in all material respects. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or commit to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, and except as permitted by this Agreement or as set forth in Section
5.1 of the Company Disclosure Schedule:

                    (a) Amend or otherwise change its Articles of Incorporation or By-Laws or the equivalent organizational documents or the Rights Agreement;

                    (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, any Company Voting Debt or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any Company Voting Debt or any other ownership interest (including but not limited to stock appreciation rights or phantom stock) of the Company or any of its subsidiaries (except for the issuance of shares of Company Common Stock (and the related Rights) required to be issued pursuant to the terms of Company Stock Options outstanding as of January 31, 1999) or (B) any assets of the Company or any of its subsidiaries that are, individually or in the aggregate, material to the business of the Company and its subsidiaries, taken as a whole, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

                    (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than (1) regular quarterly dividends with usual record and payment dates for dividends consistent with past practice (unless otherwise required by Section 5.3), in an amount not to exceed $.13 per share, (2) dividends by wholly owned subsidiaries of the Company; and (3) dividends required to be paid pursuant to the terms of organizational documents of non-wholly owned subsidiaries in effect on the date hereof;

                    (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to Company Stock Options and Stock Plans in accordance with their terms as in effect on the date hereof;

                    (e) (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money (including by issuance of debt securities) other than short-term borrowings under the Company's existing credit facilities or issue any debt securities or, other than in the ordinary course of business and in amounts that are not material, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances (other than loans or advances to employees of the Company and its subsidiaries in the ordinary course of business consistent with past practice or guarantees of obligations of subsidiaries) or make any capital contributions to, or investments in, any other person, other than in the ordinary course of business and in amounts that are not material;
          (iii) enter into any material contract or agreement other than in the ordinary course of business consistent with past practice; or (iv) authorize any single capital expenditure which is in excess of $10 million or capital expenditures which are, in the aggregate, in excess of $50 million for the Company and its subsidiaries taken as a whole (except to the extent such expenditures are budgeted in the Company's budget as of the date hereof, as set forth in Section 5.1 of the Company Disclosure Schedule);

                    (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement and except for renewals in the ordinary course, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages or, in connection with a promotion or change in position granted in the ordinary course, benefits received by employees of the Company or its subsidiaries who are not one of the 50 officers of the Company with the highest base salary in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans or contracts other than in the ordinary course of business consistent with past practice to, or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries (other than an agreement with an employee who is not one of the 50 officers of the Company with the highest base salary), or, except as is required by law, establish, adopt, enter into or amend or terminate any collective bargaining agreement, Company Plan or employee benefit arrangement that would have been Company Plans if they were in effect as of the date hereof, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                    (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                    (h) Except as may be required by law, make any material tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Returns that may have a material adverse effect on the tax position of the Company or any of its subsidiaries or settle or compromise any material federal, state, local or foreign Tax liability;

                    (i) Settle or compromise any pending or threatened suit, action or claim which is material to the Company or any of its subsidiaries, taken as a whole, or which relates to the transactions contemplated hereby;

                    (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

                    (k) Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (1) in the ordinary course of business and consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements of the Company, (2) of liabilities incurred in the ordinary course of business and consistent with past practice and (3) of liabilities required to be paid, discharged or satisfied;

                    (l) Enter into any "non-compete" or similar agreement; or

                    (m) Take, or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(l) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken, or would result in any of the conditions set forth in Annex A not being satisfied.

          SECTION 5.2 Conduct Of Business Of Parent Pending The Merger. Conduct of Business Parent covenants and agrees that, during the period from the date hereof to the Effective Time Parent shall use its reasonable best efforts to preserve substantially intact its and its subsidiaries' current business organizations, keep available the services of the present officers and key employees of Parent and its subsidiaries and preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. By way of amplification and not limitation, except as set forth in Section 5.2 of the Parent Disclosure Schedule and except as permitted by this Agreement, neither Parent nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or commit to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld:

          (a) In the case of Parent only, amend or otherwise change its Certificate of Incorporation or By-Laws (other than the Charter Amendment);

          (b) In the case of Parent only, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than regular quarterly dividends with usual record and payment dates consistent with past practice (unless otherwise required by Section 5.3), in an amount not to exceed $.18 per share);

          (c) In the case of Parent only, adopt a plan of complete or partial liquidation or dissolution;

          (d) In the case of Parent only, issue, deliver, sell, dispose of, or authorize or commit to the issuance, sale or disposition of any shares of capital stock of any class, any Parent Voting Debt or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any Parent Voting Debt (except for the issuance of options in the ordinary course consistent with past practice and except for issuances in connection with acquisitions or mergers permitted hereby);

          (e) In the case of Parent only, redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of Parent, other than pursuant to options and benefit plans;

          (f) Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof if (i) the aggregate consideration is in excess of $500 million for any individual transaction and $750 million for all such transactions or (ii) such acquisition would be reasonably likely to prevent or materially delay the Offer or the Merger; or

          (g) Take, or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.2(a) through 5.2(f) or any action which would be reasonably likely to prevent or materially delay the Offer or the Merger or make any of the representations or warranties of Parent or the Purchaser contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

          SECTION 5.3 Coordination of Dividends. Each of the Company and Parent shall coordinate with the other the declaration and payment of dividends in respect of the Company Common Stock and the Parent Common Stock and the record dates and the payment dates relating thereto, it being the intention of the Company and Parent that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or shares of Parent Common Stock any such holder receives in exchange therefor pursuant to the Merger.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 Meetings. (a) The Company, acting through its Board of Directors, shall in accordance with and subject to applicable law and the Articles of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Company Shareholders Meeting") and (ii) except to the extent otherwise required by the fiduciary duties of the Board of Directors of the Company under applicable law,
(A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and (B) use its reasonable best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its shareholders. Parent shall cause Purchaser to, and Purchaser shall, be present, in person or by proxy at, and vote all shares of Company Common Stock acquired by Purchaser pursuant to the Offer or otherwise owned by Parent or Purchaser (the "Tendered Shares") in favor of the approval of this Agreement at the Company Shareholders Meeting or any adjournment thereof. Between the date of consummation of the Offer and the date of the Company Shareholders Meeting, Parent and Purchaser shall not sell, transfer, dispose of or encumber in any manner or otherwise subject to any voting or other agreement with any third party any of the Tendered Shares or any voting rights with respect thereto. Between the date hereof and the Effective Time, neither Parent nor any of its subsidiaries shall acquire, or agree to acquire, whether in the open market or otherwise, any rights in any equity securities of the Company other than pursuant to the Offer or the Merger.

          (b) Parent, acting through its Board of Directors, shall in accordance with and subject to applicable law and Parent's Certificate of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following the consummation of the Offer for the purpose of considering and taking action on the issuance of the shares of Parent Common Stock and the Charter Amendment (the "Parent Stockholders Meeting") and (ii) (A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the stockholders of Parent vote in favor of the approval of the issuance of the shares of Parent Common Stock and the Charter Amendment and the written opinion of the Parent Financial Adviser to the effect that, as of the date of such opinion, the consideration to be paid by Parent to the holders of shares of the Company Common Stock in the Offer and the Merger is fair, from a financial point of view, to Parent and its stockholders and (B) use its reasonable best efforts to obtain the necessary approval of the issuance of the shares of Parent Common Stock and the Charter Amendment by its stockholders.

          (c) Parent and the Company will use their reasonable best efforts to hold the Company Shareholders Meeting and the Parent Stockholders Meeting on the same day.

          (d) Parent covenants that it shall use its reasonable best efforts, subject to compliance with the applicable rules and regulations under the Exchange Act governing the solicitation of proxies, to cooperate with the Company in obtaining the agreement of the record holders of the shares of Parent Common Stock owned by the Haas family and related trusts (comprising approximately 39% of the outstanding voting power of the Parent Common Stock as of the date of this Agreement) to enter into a voting agreement with the Company substantially in the form provided by the Company to Parent prior to the date hereof.

          SECTION 6.2 Proxy Statement; Registration Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and the Registration Statement and any preliminary version thereof filed by it. The Company and Parent shall cause such Proxy Statement to be mailed to their respective shareholders and stockholders as of the record date for the Company Shareholders Meeting and the Parent Stockholders Meeting, as the case may be, at the earliest practicable time after the Registration Statement has been declared effective by the SEC and the Offer has been consummated. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock in the Merger.

          SECTION 6.3 Company Board Representation; Section 14f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer and, from time to time thereafter, subject to the terms of this Section, Purchaser shall be entitled to designate up to such number of directors (the "Parent Designees"), rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all action necessary to cause the Parent Designees to be so elected, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. At such times, the Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the board of each committee of the Board of Directors (other than the committee formed pursuant to Section 6.3(c)).

          (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to shareholders such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Parent or Purchaser will supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Immediately following the election or appointment of the Parent Designees pursuant to this Section 6.3 and prior to the Effective Time, the Board of Directors of the Company shall form a committee of the Board comprised solely of directors who are not Parent Designees (the "Continuing Director Committee"), which committee shall be delegated sole responsibility for the following matters: (i) any amendment, or waiver, of any term or condition of this Agreement or the Articles of Incorporation or By-Laws of the Company;
(ii) any termination of this Agreement by the Company; (iii) any extension by the Company of the time for performance of any of the obligations or other acts of Purchaser or Parent under this Agreement; (iv) any waiver, assertion or enforcement of the Company's rights under this Agreement; (v) any other consent, agreement or action by the Company or the Company's Board of Directors with respect to this Agreement; (vi) the declaration of quarterly dividends in an amount not to exceed $.13 per share of Company Common Stock; and (vii) subject to Section 5.1, changes in the composition, compensation or benefits of the senior management of the Company and its operating divisions.

          (d) Prior to the Effective Time, without the consent of a majority of the Continuing Directors, the Parent Designees shall not propose, approve or cause any action by the Board of Directors of the Company, which action is in violation of the terms of this Agreement, or would require the consent of Parent pursuant to Section 5.1. In the event that Parent or Purchaser breaches its obligations under this Agreement, or the Parent Designees breach the terms of this Section, including by seeking to dissolve or otherwise impair the rights or authority of the Committee described in paragraph (c) above, Parent shall cause the Parent Designees to promptly resign from the Company Board of Directors and shall not otherwise seek to elect directors to such Board.

          (e) Parent, on behalf of the Parent Designees, acknowledges that such designees have a "direct or indirect interest" as defined in Section 23-1-35-2 of the IBCL with respect to this Agreement and the transactions contemplated hereby, including without limitation the matters delegated to the committee formed pursuant to Section 6.3(c).

          SECTION 6.4 Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent, and financing sources who shall agree to be bound by the provisions of this Section 6.4 as though a party hereto, reasonable access, consistent with applicable law and confidentiality or similar agreements with third parties, at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent and such financing sources with all financial, operating and other data and information as Parent, through its officers, employees or agents, or such financing sources may from time to time reasonably request. From the date hereof to the Effective Time, Parent shall, and shall cause its officers and employees to afford the officers, employees, financial advisor, accountants and counsel of the Company reasonable access at all reasonable times, consistent with applicable law and confidentiality or similar agreements with third parties and consistent with the Company's rights under this Agreement, including to confirm compliance by Parent with its obligations hereunder and the representations and warranties of Parent contained herein, to officers, employees, auditors, books and records and such other information as the Company, through its officers, employees, financial advisor, accountants and counsel reasonably may request.

          (b) Information obtained by Parent and Purchaser pursuant to
Section 6.4(a) shall be subject to the Confidentiality Agreement, dated November 24, 1998 (the "Confidentiality Agreement"), between the Company and Parent.

          (c) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.5 No Solicitation of Transactions. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal (as hereinafter defined). Prior to the purchase of Shares pursuant to the Offer, the Company may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access to any person made after the date hereof which was not encouraged, solicited or initiated by the Company or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof, pursuant to appropriate confidentiality agreements containing terms substantially similar to those contained in the Confidentiality Agreement, and may participate in discussions and negotiate with such person concerning any Business Combination Proposal, if, and only to the extent that, (i) such person has submitted a written Business Combination Proposal to the Board of Directors of the Company relating to any such transaction, (ii) the Board, after consultation with its independent financial advisers, determines in good faith that (x) the person making such Business Combination Proposal is reasonably capable of completing such Business Combination Proposal, taking into account the legal, financial, regulatory and other aspects of such Business Combination Proposal and the person making such Business Combination Proposal and (y) such Business Combination Proposal would reasonably be expected to be a Superior Proposal (as defined below) and (iii) the Board determines in good faith, based upon the advice of outside counsel to the Company, that, assuming such Business Combination Proposal is a Superior Proposal, failure to take such action would violate its fiduciary duties under applicable law. The Board shall notify Parent promptly (but in any event within 24 hours) if any such proposal is made and shall in such notice, indicate in reasonable detail the identity of the offeror and the material terms and conditions of any proposal and shall keep Parent promptly advised of the status and material terms of any such inquiry, offer or proposal. Except as set forth in this Section 6.5, neither the Company or any of its affiliates, shall, and each shall use their reasonable best efforts to cause their respective officers, directors, employees, representatives or agents, not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) concerning any Business Combination Proposal; provided, however, that nothing herein shall prevent the Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or from making any disclosure ("Required Disclosure") to its shareholders if the Board shall conclude in good faith that such disclosure is required under applicable law; provided, further, that the Board shall not recommend that the shareholders of the Company tender their shares of Company Common Stock in connection with any such tender offer unless the Board shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, unless the Board shall have determined in good faith, based upon the advice of outside counsel, that failing to release such third party or waive such provisions would constitute a breach of the Board's fiduciary duty under applicable law. As used in this
Section 6.5, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement. A "Superior Proposal" is a Business Combination proposal that involves payment of consideration to the Company's shareholders and other terms and conditions that, taken as a whole, are superior to the Offer and the Merger.

          SECTION 6.6 Employee Benefits Matters. (a) On and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to promptly pay or provide when due all compensation and benefits as provided pursuant to the terms of, and to honor in accordance with their currently existing terms (except to the extent amended or terminated in accordance with such terms), all compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company and its subsidiaries.

          (b) Parent shall cause the Surviving Corporation, for the period commencing at the Effective Time and ending on December 31, 2000, to provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Surviving Corporation and its subsidiaries (other than employees covered by a collective bargaining agreement) which are no less favorable in the aggregate than those provided pursuant to the plans, programs and arrangements (other than those related to the equity securities of the

Company) of the Company and its subsidiaries in effect on the date hereof; provided, however, that nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement (except that the Company's Separation Allowance policy will not be amended to reduce the benefits thereunder with respect to terminations of employees occurring before January 1,
2001), require that the Surviving Corporation provide or permit investment in the securities of Parent, the Company or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable law.

          (c) Employees of the Surviving Corporation shall be given credit for all service with the Company and its subsidiaries, to the same extent as such service was credited for such purpose by the Company, under each employee benefit plan, program, or arrangement of the Parent in which such employees are eligible to participate for all purposes, except for purposes of benefit accrual, under defined benefit pension plans, and, in all cases, except to the extent such credit would result in duplication of benefits. If employees of the Surviving Corporation and its subsidiaries become eligible to participate in a medical, dental or health plan of Parent or its subsidiaries, Parent shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and its subsidiaries and (ii) honor any deductible and out of pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. Notwithstanding the foregoing, in no event shall the employees be entitled to any credit for service, deductibles or out of pocket expenses to the extent that it would result in a duplication of benefits with respect to the same period of service, deductible or out of pocket expenses.

          (d) Nothing in this Section 6.6 shall require the continued employment of any person.

          (e) The Company and Parent shall take all steps as are necessary or appropriate to ensure that the provisions set forth in Appendix E to the Morton International, Inc. Pension Plan, Appendix E to the Morton International, Inc. Pension Plan for Collective-Bargaining Employees and Appendix C to the Morton International, Inc. Retirement Income Plan for Collective-Bargaining Employees
(i) do not become not effective as a result of, or are rescinded with respect to (as applicable), the consummation of any of the transactions contemplated by this Agreement, and (ii) are terminated effective as of the Effective Time. Within 30 days after the date of this Agreement, or such shorter period as is necessary to accomplish the purposes hereof, the Company shall advise Parent in writing of all necessary actions required to be taken by Parent to implement the matters contemplated by the preceding sentence, it being understood that certain actions may be required to be taken after the Merger.

          SECTION 6.7 Directors' and Officers' Indemnification and Insurance.
(a) The Articles of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article Ninth of the Articles of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

          (b) Parent shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time to the extent available; provided, however, that in no event shall Parent or the Company be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company (which amounts under current policies are set forth on Schedule 6.7) to maintain or procure insurance coverage pursuant hereto; and, provided, further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) For six years after the Effective Time, Parent agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as officers and directors and existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Parent shall, or shall cause the Surviving Corporation to, also advance fees and expenses (including reasonable attorneys' fees) as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides a customary undertaking complying with applicable law to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (d) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under such policies.

          SECTION 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would, if such representation or warranty were required to be made at such time, be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply in all material respects with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this

Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.9 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to (i) cooperating in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, the Registration Statement, any required filings under the HSR Act or other foreign filings and any amendments to any thereof; (ii) promptly making all required regulatory filings and applications including, without limitation, responding promptly to requests for further information, to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger; (iii) avoiding the entry of, or having vacated or terminated, any decree, order, or judgment that would restrain, prevent, or delay the consummation of the Offer or the Merger, including but not limited to defending through litigation on the merits any claim asserted in any court by an party; and (iv) taking any and all reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation law that is asserted by any governmental entity with respect to the Offer or the Merger so as to enable the consummation of the Offer or the Merger to occur as expeditiously as possible, including but not limited to, proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parent or the Company or any of their respective subsidiaries, (or otherwise taking or committing to take any action that limits, in any material respect, the freedom of action with respect to, or its ability to retain, any of the businesses, product lines, or assets of Parent, the Company or their respective subsidiaries) as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Offer or the Merger; provided, however, that Parent shall not be required to agree to any hold separate order, sale, divestiture, or disposition of assets or businesses of Parent or the Company which account, in the aggregate, for more than $160 million in sales of Parent or the Company, as the case may be, in the most recently completed fiscal year. At the request or Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action may be conditioned upon the consummation of the Merger. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company, or any of their respective Subsidiaries to consummate the Offer and the Merger or other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, recommend, suggest, or commit to any sale, divestiture or disposition of assets or businesses of the Company or its Subsidiaries. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

          (b) The Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite approvals and consents of governmental order, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of), any communications from or with any governmental authority with respect to the Offer or the Merger or any of the other transactions contemplated by this Agreement; (ii) permitting the other party to review in advance, and considering in good faith the views of one another in connection with, any proposed communication with any governmental authority in connection with proceedings under or relating to the HSR Act or any other antitrust law; and (iii) not agreeing to participate in any meeting or discussion with any governmental authority in connection with proceedings under or relating to the HSR Act or any other antitrust law unless it consults with the other party in advance.

          SECTION 6.10 Public Announcements. The initial press release pertaining to the transactions contemplated by this Agreement shall be a joint press release and thereafter Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

          SECTION 6.11 Affiliates. Not less than 30 days prior to the Effective Time, the Company shall deliver to Parent a letter identifying all persons who, in the opinion of the Company, may be deemed at the time this Agreement is submitted for approval by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect any changes from the date thereof. The Company shall use reasonable best efforts to cause each person identified on such list to deliver to Parent not less than 15 days prior to the Effective Time, a written agreement substantially in the form attached as
Exhibit 6.11 hereto (an "Affiliate Agreement"). For so long as the shares of Parent Common Stock issued pursuant to the Merger are subject to the resale restrictions set forth in Rule 145 under the Securities Act, Parent will use its reasonable best efforts to comply with the provisions of Rule 144(c) under the Securities Act.

          SECTION 6.12 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon the exercise of the Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          SECTION 6.13 Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of the Company's independent public accountants, dated a date within two business days before the date on which the Registration

Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Parent's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          SECTION 6.14 Parent Board of Directors. Effective at the Effective Time, Parent shall increase the size of its Board of Directors by adding three directorships and elect Mr. S. Jay Stewart and two other current directors of the Company to be mutually agreed by the Company and Parent.

          SECTION 6.15 Alternative Transaction Structure. If (a) following the consummation of the Offer, either (x) the Parent Stockholders Meeting has occurred and at such meeting (or any adjournments thereof), the Parent Stockholder Approval is not obtained or (y) the Parent Stockholder Approval has not been obtained prior to the 45th day after the Registration Statement is declared effective by the SEC (or, if there shall exist at such time any injunction or other order (whether temporary, preliminary or permanent) which prohibits, restrains, enjoins or restricts Parent from holding the Parent Stockholders Meeting or a stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, by not later than the 30th day after such 45th day) or (b) all three of the following have occurred:
(i) the Offer is terminated pursuant to Section 1.1(b), (ii) the Parent Stockholders Meeting has occurred and at such meeting (or any adjournments thereof) the Parent Stockholder Approval is not obtained and (iii) the Parent stockholders described in Section 6.1(d) shall not have voted (by proxy or in person) the greater of (A) 95% of the shares of Parent Common Stock beneficially owned by such entities and their affiliates as of the date hereof (which Parent represents to be approximately 39% of the outstanding voting power as of the date hereof) and (B) such number of shares so owned by such entities on the record date for the Parent Stockholders Meeting in favor of the Parent Stockholders Approval, the Parent Stockholders Approval shall not be a condition to consummation of the Merger, and the Merger Consideration to be received in respect of shares of Company Common Stock in the Merger pursuant to Section 2.6 shall be modified as set forth in Section 2.14 (the "Cash Alternative Structure").

          SECTION 6.16 Delivery of List of Company Plans. (a) As soon as reasonably practicable, but except in the case of Foreign Plans (as defined below) not more than 15 days, after the date hereof, the Company shall provide a true and complete list of all Company Plans. The term "Foreign Plans" means all Company Plans which provide benefits to or which are participated in by, non-U.S. employees and former employees (other than those required by local law).

          (b) With respect to each Company Plan (other than Foreign Plans that are required by law), as soon as reasonably practicable, but except in the case of Foreign Plans not more than 15 days, after the date hereof, the Company shall deliver or make available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other material written communications by the Company or any of its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          (c) Notwithstanding the foregoing, the Company shall not be deemed to be in breach of subsections (a) and (b) of this Section 6.16 unless the Company, taking into account the totality of the circumstances and the materiality of the omission, acted in bad faith or with gross negligence.


                                   ARTICLE VII

                              CONDITIONS OF MERGER


          SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) The Company Shareholder Approval shall have been obtained.

                  (b) (i) Except as provided in Section 6.15, the Parent Stockholder Approval shall have been obtained.

                  (c) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority and shall be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger.

                    (d) Unless the Purchaser shall have terminated the Offer pursuant to Section 1.1(b), Purchaser shall have purchased Shares pursuant to the Offer.

                    (e) The Parent Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                    (f) The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          SECTION 7.2 Additional Conditions to Obligation of Parent and Purchaser to Effect the Merger. If the Offer is terminated pursuant to Section 1.1(b), then the obligations of Parent and Purchaser to consummate the Merger shall also be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)(i) The representations and warranties of the Company set forth in this Agreement that are qualified as to Material Adverse Effect shall be true and correct immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date) with the same force and effect as if then made and (ii) the representations and warranties of the Company set forth in this agreement that are not qualified as to Material Adverse Effect shall be true and correct in all material respects immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) with the same force and effect as if then made.

          (b) The Company shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it on or before the Effective Time.

          (c) There shall not have been instituted and continuing or pending any suit, action or proceeding brought by any U.S. governmental authority before any federal or state court with respect to the transactions contemplated by this Agreement which would reasonably be expected to have the effect of making illegal or otherwise restraining or prohibiting the Merger.

          (d) (i) All waiting periods under the HSR Act shall have expired or been terminated and the EU Approval shall have been received; and (ii) any applicable waiting periods applicable to the Merger under any laws or regulations of any foreign jurisdiction in which either the Company or Parent (directly or through subsidiaries, in each case) has material assets or conducts material operations, shall have expired or been terminated, and all regulatory approvals applicable to the Merger shall have been obtained, other than such waiting periods and approvals the failure of which to be satisfied or obtained would not have a Material Adverse Effect on the Company or Parent.

          SECTION 7.3 Additional Conditions to Obligation of the Company to Effect the Merger. If the Offer is terminated pursuant to Section 1.1(b), then the obligations of the Company to consummate the Merger shall also be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)(i) The representations and warranties of Parent and Purchaser set forth in this Agreement that are qualified as to Material Adverse Effect shall be true and correct immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date) with the same force and effect as if then made and (ii) the representations and warranties of Parent and Purchaser set forth in this Agreement that are not qualified as to Material Adverse Effect shall be true and correct in all material respects immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if then made.

          (b) Parent and Purchaser shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them on or before the Effective Time.

          (c) (i) All waiting periods under the HSR Act shall have expired or been terminated and the EU Approval shall have been received; and (ii) any applicable waiting periods applicable to the Merger under any laws or regulations of any foreign jurisdiction in which either the Company or Parent (directly or through subsidiaries, in each case) has material assets or conducts material operations, shall have expired or been terminated, and all regulatory approvals applicable to the Merger shall have been obtained, other than such waiting periods and approvals the failure of which to be satisfied or obtained would not have a Material Adverse Effect on Parent after the Merger.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1 Termination. This Agreement may be terminated and the Offer and Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval hereof by the shareholders of the Company or the stockholders of Parent:

                    (a) By mutual written consent of Parent, Purchaser and the Company;

                    (b) By Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, shall have issued a final order, injunction, decree, judgment or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, injunction, decree, judgment, ruling or other action is or shall have become final and nonappealable;

                    (c) Unless the Offer shall have been consummated, by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Purchaser contained in this Agreement which would have a Material Adverse Effect with respect to Parent, (ii) there shall have been a breach of any covenant or agreement on the part of Parent or the Purchaser contained in this Agreement which would have a Material

          Adverse Effect with respect to Parent or which materially adversely affects the consummation of the Offer (unless the Offer has been terminated pursuant to Section 1.1(b)) or the Merger, and which, in the case of clauses (i) and (ii), shall not have been cured prior to the 20th business day following notice of such breach, (iii) the Merger shall not have been consummated on or prior to November 30, 1999 (unless such failure is caused by or results from the failure of any representation or warranty of the Company to be true and correct in any material respect or the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement) or (iv) any person shall have made a bona fide written offer to acquire the Company which was not solicited after the date hereof (A) that the Board of Directors of the Company determines in its good faith judgment is a Superior Proposal and (B) as a result of which the Board of Directors determines in good faith, based upon the advice of outside counsel, that failure to take such action would violate its fiduciary duties under applicable law; provided, however, that not less than two business days prior to such termination, the Company shall notify Parent of its intention to terminate this Agreement pursuant to this Section 8.1(c) (iv) and shall cause its respective financial and legal advisers to negotiate during such two-day period with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms, and notwithstanding such negotiations and adjustments, the Board concludes, in its good faith judgment, that the transactions contemplated herein on such terms as adjusted, are not at least as favorable to the shareholders of the Company as such offer; provided, further, that such termination under clause (iv) shall not be effective until the Company has made payment of the full fee required by Section 8.3;

                    (d) Unless the Offer shall have been consummated, by Parent if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which would have a Material Adverse Effect with respect to the Company, (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which would have a Material Adverse Effect on the Company or which materially adversely affects the consummation of the Offer (unless the Offer has been terminated pursuant to Section 1.1(b)) or the Merger, and which, in the case of clauses (i) and (ii), shall not have been cured prior to the 20th business day following notice of such breach or (iii) the Board of Directors of the Company shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, shall have recommended another Business Combination Proposal or shall have failed to publicly affirm its approval or recommendation of the Offer, this Agreement and the Merger within 15 days of Parent's request, which request may only be made with respect to any Business Combination Proposal on a single occasion, after any Business Combination Proposal shall have been disclosed to the Company's shareholders generally, or shall have resolved to effect any of the foregoing;

                    (e) If the Offer has been terminated pursuant to Section 1.1(b), by Parent if the Merger has not been consummated on or prior to November 30, 1999 (unless such failure is caused by or results from the failure of any representation or warranty of Parent to be true and correct in any material respect or the failure of Parent to perform in any material respect any of its covenants or agreements contained in this Agreement);

                    (f) Unless the Offer shall have been consummated, by Parent or the Company if the Company Shareholder Approval shall not have been obtained upon a vote held at the Company Shareholders Meeting (or any adjournment thereof); or

                    (g) Unless the Offer shall have been consummated or the Cash Alternative Structure is required to be effected, by Parent or the Company if the Parent Stockholder Approval shall not have been obtained upon a vote held at the Parent Stockholders Meeting (or any adjournment thereof).

          SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

          SECTION 8.3 Fees And Expenses.

                  (a)  If:

                  (i) (x) Parent or the Company terminates this Agreement pursuant to Section 8.1(f) hereof, (y) on or prior to the date of the Company Stockholders Meeting any person (including the Company but not including Parent or Purchaser) shall have made a public announcement with respect to a Third Party Acquisition (as defined below) that contemplates a direct or indirect consideration (or implicit valuation) for Shares (including the value of any stub equity) in excess of the Merger Consideration and (z) within 12 months following such termination, the Company, directly or indirectly, enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs;

                    (ii) (x) The Company terminates this Agreement pursuant to
          Section 8.1(c)(iii) hereof at a time when Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(d)(ii) as a result of a willful or bad faith breach of any covenant or agreement contained in this Agreement, (y) prior to such termination, any person (not including Parent or Purchaser) shall have disclosed publicly or to the Company a Third Party Acquisition that contemplates a direct or indirect consideration (implicit valuation) for Shares (including the value of any stub equity) in excess of the Merger Consideration and (z) within 12 months following such termination, the Company directly or indirectly, enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs; or

                    (iii) (x) the Company terminates this Agreement pursuant to 8.1(c)(iv) or (y) the Company terminates this Agreement pursuant to
          Section 8.1(c)(iii) hereof and at such time Parent would have been permitted to terminate this Agreement under Section 8.1(d)(iii) hereof or (z) Parent terminates this Agreement pursuant to Section 8.1(d)(iii) hereof;

then the Company shall pay to Parent (a) within one business day following (i) in the case of clause 8.3(a)(i) or (a)(ii), the execution and delivery of such agreement or such occurrence, as the case may be, or (ii) any termination by Parent contemplated by Section 8.3(a)(iii) or (b) simultaneously with any termination by the Company contemplated by Section 8.3(a)(iii), a fee, in cash, of $140 million, provided, however, that the Company in no event shall be obligated to pay more than one such fee with respect to all such agreements and occurrences and such termination.

          (b) If Parent or the Company terminates this Agreement pursuant to
Section 8.1(g) hereof, (y) on or prior to the date of the Parent Stockholders Meeting any person (including Parent but not including the Company) shall have made a public announcement with respect to a Parent Third Party Acquisition (as defined below) that directly or indirectly contemplates (or by its terms would require) the rejection by the stockholders of Parent of the Parent Stockholder Approval contemplated herein, and (z) within 12 months following such termination, Parent, directly or indirectly, enters into an agreement with respect to a Parent Third Party Acquisition, or a Parent Third Party Acquisition occurs, then Parent shall pay to the Company within one business day following the execution and delivery of such agreement or such occurrence, as the case may be, a fee, in cash, of $140 million.

          "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise by any person or group of persons acting in concert other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 50.0% or more of the assets of the Company and its subsidiaries, taken as a whole, in one transaction or a related series of transactions; (iii) the acquisition by a Third Party of beneficial ownership of 35.0% or more of the outstanding Shares in one transaction or a related series of transactions; or
(iv) the adoption by the Company of a plan of liquidation. "Parent Third Party Acquisition" means (i) the acquisition of Parent by merger, tender offer or otherwise by any person or group of persons acting in concert other than the Company or any affiliate thereof (a "Parent Third Party"); (ii) the acquisition by a Parent Third Party of 50.0% or more of the assets of Parent and its subsidiaries, taken as a whole, in one transaction or a related series of transactions; or (iii) the acquisition by a Parent Third Party of beneficial ownership of 35.0% or more of the outstanding shares of Parent Common Stock in one transaction or a related series of transactions unless immediately following such acquisition, the Haas family stockholders referred to in Section 6.1(d) beneficially owns a greater percentage of the outstanding shares of Parent Common Stock than such Parent Third Party.

          (c) All payments made under this Section 8.3 shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as the case may be. No party shall be entitled to receive payments under this Section 8.3 if it has materially breached its obligations under this Agreement.

          (d) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          SECTION 8.4 Amendment. Subject to Section 6.3, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.6, Section 6.7 and Article IX shall survive the Effective Time and those set forth in Section 6.4(b), Section 8.3 and Article IX shall survive termination of this Agreement.

          SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Purchaser:

                           Rohm and Haas Company
                           100 Independence Mall West
                           Philadelphia, Pennsylvania 19106
                           Attention:  Corporate Secretary
                           Facsimile:  (215) 592-3227

                  with an additional copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Attention:  William E. Curbow, Esq.
                           Facsimile:  (212) 455-2502

                  if to the Company:

                           Morton International, Inc.
                           100 North Riverside Plaza
                           Chicago, Illinois 60606
                           Attention:  Corporate Secretary
                           Facsimile:  (312) 807-2101

                  with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY  10019
                           Attention:  Eric S. Robinson, Esq.
                           Facsimile:  (212) 403-2000

          SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

                    (a) "affiliate" of a person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                    (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares
          (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                    (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                    (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a consistent basis during the periods involved;

                    (e) "knowledge" of the Company or Parent shall mean the actual knowledge, after reasonable inquiry, of such entity's executive officers.

                    (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                    (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 9.5 Entire Agreement; Assignment. This Agreement, the Option Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except for the provisions of Section 6.7 (which provisions are also intended to be for the benefit of the persons described therein), is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Company, Parent and Purchaser hereby (w) submit to the jurisdiction of any State and Federal courts sitting in Indiana with respect to matters arising out of or relating hereto, (x) agree that all claims with respect to such matters may be heard and determined in an action or proceeding in such Indiana State or Federal court, and (y) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        ROHM AND HAAS COMPANY

                                        By: J. Lawrence Wilson
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


                                        GERSHWIN ACQUISITION CORP.

                                        By: Rajiv L. Gupta
                                            Title: President


                                        MORTON INTERNATIONAL,  INC.

                                        By: S. Jay Stewart
                                            Title: Chairman and Chief
                                                   Executive Officer

                                     ANNEX A

                                Offer Conditions

          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement and the term "Commission" shall be deemed to refer to the SEC.

          Notwithstanding any other provision of the Offer and subject to the terms of the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or, not prior to the Final Expiration Date, terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, prior to the expiration of the Offer, (i) a number of shares of Company Common Stock which, together with any Shares owned by Parent or Purchaser, constitutes at least a majority of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or on a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition") or (ii) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred and continues to exist:

                    (a) there shall have been instituted and pending any suit, action, investigation or proceeding brought by any governmental authority before any federal or state court or any order or preliminary or permanent injunction shall have been entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any other action shall have been taken, or statute, rule, regulation, legislation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which would reasonably be expected to have the effect of: (i) making illegal, materially delaying or otherwise restraining or prohibiting or making materially more costly the making of the Offer, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates, the consummation of the Merger or materially delaying the Merger; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries or Parent, Purchaser or any of Parent's affiliates of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and any of its subsidiaries, taken as a whole, or compelling Parent, Purchaser or any of Parent's subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and any of its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing or confirming material limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including but not limited to the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the shareholders of the Company, including but not limited to the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or (iv) requiring divestiture by Parent or Purchaser or any of their affiliates of any Shares, except, in the case of clauses (i) through (iv), where such events are consistent with or result from Parent's and the Company's obligations under Section 6.9;

                    (b) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination (other than to the extent such representations and warranties are made as of a specified date, in which case, such representations and warranties shall not be so true and correct as of such date);

                    (c) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

                    (d) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been amended or terminated with the consent of the Company; or

                    (e) (i) any waiting periods under the HSR Act and the EU Approval applicable to the purchase of Shares pursuant to the Offer; and (ii) any applicable waiting periods applicable to the purchase of Shares pursuant to the Offer under any laws or regulations of any foreign jurisdiction in which either the Company or Parent (directly or through subsidiaries, in each case) has material assets or conducts material operations, shall not have expired or been terminated, or any regulatory approval applicable to the purchase of Shares pursuant to the Offer shall not have been obtained, other than such failures to obtain, expire, terminate or receive as would not have a Material Adverse Effect on Parent or the Company.

which, in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates but subject to the terms of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

          The foregoing conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition or may be waived by

Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                    EXHIBIT 2.4


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           MORTON INTERNATIONAL, INC.

   (originally incorporated as Gershwin Acquisition Corp. on January 28, 1999)

                                    ARTICLE I

                                      Name

            The name of the Corporation is Morton International, Inc.


                                   ARTICLE II

                               Purpose and Powers

          Section 2.1. Purposes of the Corporation. The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

          Section 2.2. Powers of the Corporation. The Corporation shall have
(a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.


                                   ARTICLE III

                                Term of Existence

      The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                           Registered Office and Agent

          The street address of the Corporation's registered office is 1 North Capitol Avenue, Indianapolis, IN 46204 and the name of its registered agent at such office is CT Corporation System.

                                    ARTICLE V

                                     Shares

          Section 5.1. Authorized Class and Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 1,000 shares. The Corporation's shares shall have a par or stated value of $1.00 per share.

          Section 5.2. Voting Rights of Shares. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the Corporation's shares have unlimited voting rights and each outstanding share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation.

          Section 5.3. Other Terms of Shares. The Corporation's shares shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). The holders of shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

          When the Corporation receives the consideration specified in a subscription agreement entered into before incorporation, or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.

          The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. The Corporation shall have the power to issue shares as a share dividend or other distribution in respect of issued and outstanding shares.

The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders thereof, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

          The Board of Directors of the Corporation may dispose of, issue and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued and sold to such persons, firms or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation to acquire such shares by reason of their ownership of such other shares.


                                   ARTICLE VI

                                    Directors

          Section 6.1. Number. The initial Board of Directors shall be comprised of three (3) members, which number may be changed by amendment to the By-Laws.

          Section 6.2. Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

          Section 6.3. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

          Section 6.4. Liability Of Directors. A Director's responsibility to the Corporation shall be limited to discharging his or her duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

          In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

                    (i) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

                    (ii) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

                    (iii) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted. A Director may, in considering the best interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

          A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

          Section 6.5. Removal of Directors. Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this Section 6.5.


                                   ARTICLE VII

                     Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

          Section 7.1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

          Section 7.2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the person or persons authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

          Section 7.3. Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise
(a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

          Section 7.4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this
Section 7.4 is effective when the last director, shareholder or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

          Section 7.5. By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. Any provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation may be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at such time.

                  Section 7.6.  Interest of Directors.

                    (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:


                              (1) The material facts of the transaction and the
                    Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

                              (2) The material facts of the transaction and the
                    Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

                              (3) The transaction was fair to the Corporation.

                    (b) For purposes of this Section 7.6, a Director of the Corporation has an indirect interest in a transaction if:

                              (1) Another entity in which the Director has a
                    material financial interest or in which the Director is a general partner is a party to the transaction; or

                              (2) Another entity of which the Director is a
                    director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

                    (c) For purposes of Section 7.6(a)(1) a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.6. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.6(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

                    (d) For purposes of Section 7.6(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.6(b), may be counted in such a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

          Section 7.7. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

          Section 7.8. Indemnification of Officers, Directors and Other Eligible Persons.

                    (a) The following provisions apply with respect to liability on the part of a director, a member of any committee of the Board of Directors, officer, employee or agent of the Corporation (collectively, "Corporate Persons," and individually, a "Corporate Person") for any loss or damage suffered on account of any action taken or omitted to be taken by a Corporate Person:

                        (1) No Corporate Person shall be liable for any
                    loss or damage if, in taking or omitting to take any action causing such loss or damage, either (i) such Corporate Person acted (x) in good faith, (y) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (z) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (ii) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in clause (a)(1)(i) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

                        (2) Any Corporate Person shall be fully protected,
                    and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (i) corporate records, or (ii) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (w) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (x) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (y) a committee of the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors merits confidence, or (z) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board of Directors merits confidence.

                    (b) The following provisions apply to the indemnification by the Corporation of Corporate Persons and matters related thereto:

                              (1) The Corporation shall indemnify any person who
                    was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action"), by reason of the fact that he is or was a Corporate Person of the Corporation or is or was serving at the request of the Corporation as a Corporate Person, partner, trustee or member in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees) ("Expenses") and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, if such person (i) acted in good faith, (ii) acted in a manner he reasonably believed (x) with respect to actions as a Corporate Person of the Corporation, to be in the best interests of the Corporation, or (y) with respect to actions in an Authorized Capacity of or for Another Entity, was not opposed to the best interests of the Corporation, and (iii) with respect to any criminal Action, either (x) had reasonable cause to believe his conduct was lawful, or (y) had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere of its equivalent, shall not, of itself, be determinative that the person did not meet the standards for indemnification set forth in this Section 7.8(b)(1) (the "Indemnification Standards").

                              (2) To the extent that a person who is or was a
                    Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, has been successful on the merits or otherwise in the defense of any Action referred to in
                    Section 7.8(b)(1), or in the defense of any claim, issue or matter in any such Action, the Corporation shall indemnify him against Expenses actually and reasonably incurred by him in connection therewith.

                              (3) Unless ordered by a court, any indemnification
                    of any person under Section 7.8(b)(1) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he met the Indemnification Standards. Such determination shall be made (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not at the time parties to the Action involved ("Parties"); or (ii) if a quorum cannot be obtained under the preceding clause (i), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are Parties may participate), consisting solely of two or more directors who are not at the time Parties; or (iii) by written opinion of independent legal counsel (x) selected by the Board of Directors or committee in the manner prescribed in the preceding clauses (i) or (ii), respectively, or (y) if a quorum cannot be obtained and a committee cannotbe designated under the preceding clauses (i) and (ii), respectively, selected by a majority of the full Board of Directors, in which selection directors who are Parties may participate; or (iv) by the shareholders who are not at the time Parties, voting together as a single class.

                              (4) Expenses reasonably incurred in defending an
                    Action by any person who may be entitled to indemnification under Section 7.8(b)(1) may be paid by the Corporation in advance of the final disposition of such Action if (i) such person furnishes the Corporation with (x) a written affirmation of his good faith belief that he has met, and
                    (y) a written undertaking, executed personally or on his behalf, to repay the advance (an "Undertaking") if it is ultimately determined that he did not meet the Indemnification Standards; and (ii) a determination is made, under the procedure set forth in Section 7.8(b)(3), that the facts then known to those making the determination would not preclude indemnification under Section 7.8(b)(1) above. An Undertaking must be an unlimited general obligation of the person making it, but need not be secured and may be accepted by the Corporation without reference to such person's financial ability to make repayment.

                              (5) The indemnification provided in these Articles
                    (i) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under
                    (v) any law, (w) the By-Laws, (x) any resolution of the Board of Directors or of the shareholders, (y) any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock, or (z) the articles of incorporation, code of by-laws or other governing documents, or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body, of Another Entity; (ii) shall inure to the benefit of the heirs, executors and administrators of such person; and (iii) shall continue as to any such person who has ceased to be a Corporate Person of the Corporation or to be serving in an Authorized Capacity for Another Entity.

                              (6) The Corporation shall have power to purchase
                    and maintain insurance on behalf of any person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.8(b).

                              (7) For the purposes of this Section 7.8(b),
                    references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger (a "Constituent") as well as the resulting or surviving corporation (the "Survivor"), such that any person who is or was a Corporate Person of such a Constituent, or is or was serving at the request of such Constituent in an Authorized Capacity of or for Another Entity, shall stand in the same position under the provisions of this Section 7.8(b) with respect to the Survivor as he would if he had served the Survivor, or at its request, in the same capacity.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          Section 8.1. Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

          Section 8.2. Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

                                                                   EXHIBIT 6.11



                        Form of Company Affiliate Letter


Gentlemen:

          The undersigned, a holder of shares of Common Stock, par value $1.00 per share ("Company Stock"), of Target Inc., an Indiana corporation (the "Company"), will be entitled to receive in connection with the merger (the "Merger") of the Company with Parent Acquisition Company, an Indiana corporation, securities (the "Parent Securities") of Parent Company ("Parent") into which the shares of Company Common Stock owned by the undersigned are converted at the effective time of the Merger. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

          If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

          The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

          In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in the letter.

          The undersigned acknowledges and agrees that the following legend will be placed on certificates representing Parent Securities received by the undersigned in the Merger:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF

                    1933 APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

          The undersigned also acknowledged and agrees that unless a sale or transfer of the Parent Securities received by the undersigned in connection with the Merger is made in conformity with the provisions of Rule 145 or pursuant to a registration statement, Parent reserves the right to put the following legend (or other appropriate legend) on the certificates issued to any transferee:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that such legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent or a "no-action" or interpretive letter from the Staff of the SEC to the effect that such legends are not required for purposes of the Act.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                                     Very truly yours,

Dated:

                                                                         ANNEX I
                                                                 TO EXHIBIT 6.11








[Name]                                                             [Date]



          On __________________ the undersigned sold the securities ("Securities") of Parent Company (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Parent Acquisition Company with Target Inc.

          Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                                     Very truly yours,



              [Space to be provided for description of securities]